                                                                    Exhibit 99.7



                               [PHILLIPS 66 LOGO]
PROXY                                                               PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                           PHILLIPS PETROLEUM COMPANY


                    Special Meeting __________________, 2002


The undersigned hereby appoints J. MULVA, J. CARRIG and J. LOWE as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's Special Stockholders' Meeting to be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on ________ 2002 at __:__ local time, and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Notice and Proxy Statement.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


-------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --



                            YOUR VOTE IS IMPORTANT!
                        YOU CAN VOTE IN ONE OF TWO WAYS:


            TELEPHONE
         1-800-435-6710

Use any touch-tone telephone in the
United States, Puerto Rico or
Canada, to vote your proxy. Have
your proxy card in hand when you
call. You will be prompted to enter
your control number, located on the
reverse side, and then follow the
directions given.

             OR
            MAIL

    Mark, sign and date
      your proxy card
           and
     return it in the
  enclosed postage-paid
        envelope.


                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

This Proxy will be voted or not voted as you direct below. In the absence of such direction,       Please mark your    [X]
it will be voted FOR Proposal 1.                                                                   vote as indicated
                                                                                                   in this example

---------------------------------------------------------------------------------------------------------------------------------



COMPANY RECOMMENDS A VOTE FOR: Proposal 1 to adopt the Agreement and Plan of Merger, dated as of    FOR      AGAINST    ABSTAIN
November 18, 2001, by and among Phillips Petroleum Company, Conoco Inc., a Delaware corporation,     [ ]        [ ]        [ ]
ConocoPhillips, a Delaware corporation, which we refer to as "New Parent," C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.


---------------------------------------------------------------------------------------------------------------------------------

                                                                               I PLAN TO ATTEND THE SPECIAL MEETING        [ ]

---------------------------------------------------------------------------------------------------------------------------------


Pursuant to the merger agreement, upon completion of the merger, each share of Phillips common stock will be converted into one share of New Parent common stock and each share of Conoco Inc. common stock will be converted into 0.4677 of a share of New Parent common stock.

                 Please mark, date, sign and return this proxy card promptly. To vote in accordance with the Company's recommendations no boxes need be checked.

                 Dated ___________________________________________________, 2002

                 _______________________________________________________________

                 _______________________________________________________________

                              Signature(s) of Stockholder(s)

                Your signature(s) on the proxy form should be exactly the same as the name(s) imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capabilities, should so indicate.

--------------------------------------------------------------------------------
                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]


IF YOU WISH TO VOTE BY TELEPHONE IN THE UNITED STATES, PUERTO RICO OR CANADA, PLEASE FOLLOW THE INSTRUCTIONS BELOW. IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR CARD BY MAIL.


HAVE YOUR VOTING DIRECTION CARD IN HAND.

TO VOTE BY PHONE THROUGH OUR TABULATOR, MELLON INVESTOR SERVICES LLC:

- On a touch-tone telephone call Toll Free 1-800-435-6710 -- 24 hours a day -- 7 days a week.

-    Enter your eleven-digit Control Number which is indicated below.

-    To vote as the Board of Directors recommends, press 1.
     To vote AGAINST, press 9;
     To ABSTAIN, press 0.

                              THANK YOU FOR VOTING

[PHILLIPS 66 LOGO]    Phillips Petroleum Company Special
                     Meeting (date), 2002 Admission Ticket